UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2004

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2004, the registrant completed its previously announced sale of Hillside Investors, Ltd. and its wholly owned subsidiary CIB Bank (Hillside, Illinois) to First Banks, Inc. of St. Louis, Missouri for $67.4 million in cash, of which $5.4 million was used by the registrant to repay a short-term loan from First Banks. The purpose of the loan was to fund the purchase of certain assets by the registrant from CIB Bank pursuant to the terms of the stock purchase agreement. The registrant announced that it had entered into the definitive agreement for the transaction on August 13, 2004.

A press release issued by the registrant announcing the disposition is attached as Exhibit 99 to this current report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

November 30, 2004	By:	Donald J. Straka

Name: Donald J. Straka
Title: Senior Vice President and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release issued November 30, 2004